EXHIBIT 10.2

                      AMENDED TECHNOLOGY LICENSE AGREEMENT


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                                  AMENDMENT TO
                          TECHNOLOGY LICENSE AGREEMENT
                                     BETWEEN
                 NICHE TECHNOLOGIES, INC. (DBA NICHE PROPERTIES)
                                       AND
                            FAIRWAY PROPERTIES, INC.

                                      DATED
                                  MARCH 5, 2010


WHEREAS, Niche Technologies, Inc. ("Licensor") and Fairway Properties, Inc. ("Licensee") entered into the Technology License Agreement dated October 26th, 2007 (the "Agreement"); and

WHEREAS, Licensor and Licensee both desire to modify the terms of the Agreement given recent economic conditions;

NOW, THEREFORE, in consideration of the promises and the mutual covenants of this Amendment, the parties hereto agree to amend the Agreement as follows:

1.       PAST ROYALTIES DUE

         A. All prior Guaranteed Minimum Royalties owing from Licensee to Licensor are hereby waived.

2.       ROYALTY PROVISIONS

         A. The Guaranteed Minimum Royalty per calendar year of ten thousand US Dollars (USD 10,000.00) is eliminated. Licensee shall pay Licensor a Guaranteed Minimum Royalty per month of five hundred US Dollars (USD 500.00) beginning with the month of March 2010. The Royalty Rate continues to be twenty five percent (25%) of all membership and advertising revenues.

         B. The Guaranteed Minimum Royalty per month shall be due and payable on the first day of every month for the then current month. Any Royalties owed in addition to the Guaranteed Minimum Royalty for any particular month are due by the end of the following month.

         C. The Royalty owed Licensor shall be calculated on a monthly calendar basis (Royalty Period). The Licensee's Net Sales shall be processed through its own payment processor and deposited into its bank account.

         D. For each Royalty Period, Licensee shall provide Licensor with a written royalty statement in a form acceptable to Licensor. Such royalty statement shall be certified as accurate by a
                  duly   authorized   officer  of  Licensee  and  shall  include
                  reportable sales for each applicable period. Such statements shall be furnished to Licensor regardless of whether any sales were made during the Royalty Period or whether any actual Royalty was owed.
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         E.       "Net  Sales"  shall  mean  Licensee's  gross  sales (the gross
                  invoice   amount  billed   customers),   less   discounts  and
                  allowances   actually  shown  on  the  invoice   (except  cash
                  discounts that are not deductible in the calculation of Royalty).

         F. If Licensee sells any Products and Services to any affiliated or related party at a price less than the regular price charged to other parties, the Royalty shall be computed at the regular price.

         G. Upon expiration or termination of this Agreement, all Royalty obligations shall be accelerated and shall immediately become due and payable.

         H. Late payment of the Guaranteed Minimum Royalty, if applicable, shall incur interest at the rate of one and one-half percent (1.5%) per month from the date such payments were originally due.

3.       AFFILIATE SALES

         A. Licensee may resell all services provided by Licensor's Niche Properties business unit. Licensee will remit to Licensor seventy five percent (75%) of all revenue associated with these services (the "Affiliate Fees") by the end of the following month in which it received the revenue.

         B. The Affiliate Fees owed Licensor shall be calculated on a monthly calendar basis (Affiliate Fees Period).

         C. For each Affiliate Fees Period, Licensee shall provide Licensor with a written Affiliate Fees statement in a form acceptable to Licensor. Such Affiliate Fees statement shall be certified as accurate by a duly authorized officer of Licensee and shall include reportable sales for each applicable period. Such statements shall be furnished to Licensor regardless of whether any sales were made during the Affiliate Period or whether any actual Affiliate Fees was owed.

         D.       Upon  expiration  or  termination  of  this   Agreement,   all
                  Affiliate Fees obligations shall be accelerated and shall immediately become due and payable.

         E. Late payment of the Affiliate Fees, if applicable, shall incur interest at the rate of one and one-half percent (1.5%) per month from the date such payments were originally due.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have each caused to be affixed hereto its or his/her hand and seal the day indicated.


NICHE TECHNOLOGIES, INC.                    FAIRWAY PROPERTIES, INC.


By: Michael D. Murphy                       By: Sean P. Murphy

Title: President                            Title: President

Date: March 5, 2010                         Date: March 5, 2010